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                                                                  Exhibit 99.B18

                               THE MILESTONE FUNDS


                                 CODE OF ETHICS


         WHEREAS, THE MILESTONE FUNDS (the "Trust") is a registered investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

         WHEREAS, Rule 17j-1 under the ICA requires the Trust to adopt a Code of Ethics;

         WHEREAS, the purpose of Rule 17j-1 is to prevent affiliated persons of the Trust in connection with the purchase or sale of a security held or to be acquired by the Trust from (i) employing any device, scheme or artifice to defraud the Trust; (ii) making any untrue statements of material fact to the Trust or omitting to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading; (iii) engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Trust; (iv) or engaging in any manipulative practice with respect to the Trust;

         NOW, THEREFORE, the Trust hereby adopts this Code of Ethics as of this 7th day of October, 2002, superseding the Code of Ethics adopted by the Trust as of the 11th day of February, 2000.

I.       DEFINITIONS

         For purposes of this Code of Ethics the following terms shall have the meanings set forth below:

         A. "Access Person" means any director(1), officer, or advisory person of the Trust or of the Trust's Investment Adviser; provided, however, that any persons who are access persons of any investment adviser of, administrator or principal underwriter for the Trust and who reports his or her securities and transactions to such investment adviser, administrator or principal underwriter in accordance with Rule 17j-1 of the ICA, shall not be deemed an access person of the Trust.

         B.       "Advisory Person" means

--------
(1) This Code of Ethics in places refers to directors. The definition of "director" in Section 2(a)(12) of the 1940 Act includes any director of a corporation or any person performing similar functions, including "any natural person who is a member of aboard of trustees of a management company created as a common-law trust". For convenience, in this memorandum the term "director" also refers to "trustee", and the term "board of directors" also refers to "board of trustees".


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                  1. any employee of the Trust, its investment adviser or
                  administrator (or of any entity in a control relationship with the Trust, its investment adviser or administrator, as defined in Section I.E hereof) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information (other than publicly available information) regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  2. any natural person directly or indirectly owning, controlling, or holding with power to vote, 25% or more of the outstanding voting securities of the Trust or its investment advisers who obtains information (other than publicly available information) concerning recommendations made by the Trust or its investment advisers with regard to the purchase or sale of a security.

         C.       "Affiliated Persons" or "Affiliates" means

                  1. any employee or Access Person of the Trust, and any member of the immediate family (defined as spouse, child, mother, father, brother, sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

                  2. any account for which any of the persons described above is a custodian, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice; and

                  3. any partnership, corporation, joint venture, trust or other entity in which any employee of the Trust or Access Person of the Trust directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

         D. "Beneficial ownership of a security" by any person includes securities held by: (a) a spouse, minor children or relatives who share the same home with such person; (b) an estate for such person's benefit; (c) a trust, of which (i) such person is a trustee or such person or members of such person's immediate family have a vested interest in the income or corpus of the trust, or (ii) such person owns a vested beneficial interest, or (iii) such person is the settlor and such person has the power to revoke the trust without the consent of all the beneficiaries; (d) a partnership in which such person is a partner; (e) a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, director or 10% stockholder; (f) any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership; or (g) such person's spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or revest title in himself at once or at some future time. A beneficial owner of a security also includes any person who, directly or indirectly,


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                  through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or to direct the voting of such security, and investment power includes the power to dispose, or to direct the disposition of such security. A person is the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time within sixty (60) days.

         E. "Control" means the power to exercise a controlling influence over the management or policies of a corporation. Any person who owns beneficially, either directly or through one or more controlled corporations, more than 25% of the voting securities of a corporation shall be presumed to control such corporation.

         F. "Covered Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; provided, however, that "security" shall not mean securities issued or guaranteed by the Government of the United States, its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, or shares of registered open-end investment companies.

         G.       "Covered Security held or to be acquired" by the Trust means:

                  1.       any security which, within the most recent fifteen
                           (15) days,

                           a)       is or has been held by the Trust, or

                           b) is being or has been considered by the Trust for purchase by the Trust; or

                  2. any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

         H. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].


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         I.       "Investment Adviser" means Milestone Capital Management, L.P.
                  and any successor entity.

         J. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities Act of 1933.

         K. "Principal underwriter" of or for the Trust (unless the Trust becomes a closed-end company), or of any security issued by the Trust, means any underwriter who as principal purchases from the Trust, or pursuant to contract has the right (whether absolute or conditional) from time to time to purchase from the Trust, any security issued by the Trust for distribution, or who as agent for the Trust sells or has the right to sell any security issued by the Trust to a dealer or to the public or both, but does not include a dealer who purchases from the Trust through a principal underwriter acting as agent for such company.

         L. "Purchase or sale of a Covered Security" includes the writing of an option to purchase or sell a security.

II.      COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND PROCEDURES

         A. All employees shall have and maintain knowledge of and shall comply strictly with all applicable Federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

         B. Each employee will be given a copy of the Code of Ethics at the time of his or her employment and each Access Person is required to submit a statement at least annually that he or she has reviewed the Code of Ethics.

         C. All employees shall comply strictly with procedures established by the Trust to ensure compliance with applicable Federal and state laws and regulations of governmental agencies and self-regulatory organizations. The employees shall not knowingly participate in, assist, or condone any acts in violation of any statute or regulation governing securities matters, nor any act which would violate any provision of this Code of Ethics, or any rules adopted thereunder.

         D. Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his or her control, with a view to preventing any violation by such persons of applicable statutes or regulations, the Trust procedures or the provisions of this Code of Ethics or procedures adopted in furtherance thereof.

         E. Any employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of this Code of Ethics or procedures adopted in



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                  furtherance thereof have occurred shall report such evidence to the President of the Trust who will report to the Board of Trustees of the Trust.

III.     CONFIDENTIALITY OF TRANSACTIONS

         A. Information relating to the Trust's portfolio and research and studies activities is confidential until publicly available. Whenever statistical information or research is supplied to or requested by the Trust, such information must not be disclosed to any persons other than persons designated by the President or the Board of Trustees of the Trust. If the Trust is considering a particular purchase or sale of a security, this must not be disclosed except to such duly authorized persons.

         B. Any employee authorized to place orders for the purchase or sale of securities on behalf of the Trust shall take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of securities for the account of the Trust will be so executed as to ensure that the nature of the transactions shall be kept confidential until the information is reported to the Securities and Exchange Commission or the Trust's shareholders in the normal course of business.

         C. If any employee of the Trust or Access Person should obtain information concerning the Trust's portfolio (including, the consideration by the Trust of acquiring, or recommending any security for the Trust's portfolio), whether in the course of such person's duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person's services to the Trust to do so or such person is specifically authorized to do so by the President of the Trust.

IV.      ETHICAL STANDARDS

         A. Every employee, in making any investment recommendation or taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendations or action.

         B. No employee shall undertake independent practice for compensation in competition with the Trust.

         C. The employees of the Trust and Access Persons and their respective affiliates, shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest, or the appearance of a conflict of interest, with the Trust or which may be otherwise detrimental to the interests of the Trust.

         D. An employee having discretion as to the selection of broker-dealers to execute securities transactions for the Trust shall select broker-dealers solely on the basis of the services provided directly or indirectly by such broker-dealers to the Trust. An employee shall not, directly or indirectly, receive a fee or commission from any source in connection with the sale or purchase of any security for the Trust.


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         E.       In addition, the Trust shall take all actions reasonably
                  calculated to ensure that they engage broker-dealers to transact business with the Trust whose partners, officers and employees, and their respective affiliates, will conduct themselves in a manner consistent with the provisions of this
                  Section IV.

         F. Conflicts of interest generally result from a situation in which an individual has personal interests in a matter that is or may be competitive with his responsibilities to another person or entity (such as the Trust) or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between the Trust on the one hand, and its employees and Access Persons and their respective affiliates, on the other hand, such conflicts may result from the purchase or sale of securities for the account of the Trust and for the account of any affiliated person or from the purchase or sale for the account of the Trust of securities in which an Access Person or employee of the Trust, or his or her affiliates, has an interest. In these cases, all potential or actual conflicts must be disclosed and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner not disadvantageous to the client.

V.       ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS

         A. No Access Person shall recommend to, or cause or attempt to cause, the Trust to acquire, dispose of, or hold any security (including, any option, warrant or other right or interest relating to such security) which such Access Person or an affiliate of such Access Person has direct or indirect beneficial ownership unless the Access Person shall first disclose in writing to the President of the Trust all facts reasonably necessary to identify the nature of the ownership of such Access Person or his or her affiliate in such security.

         B. No Access Person shall knowingly purchase or sell any security which said person intends to recommend for purchase or sale by the Trust until the Trust has completed all of its intended trades in said security.

         C. No Access Person or affiliate of such Access Person shall engage in a purchase or sale of a security (including, any option, warrant or other right or interest relating to such security), other than on behalf of the Trust, with respect to any security held or to be acquired by the Trust, unless such transaction is: only remotely potentially harmful to the Trust because it would be unlikely to affect trading in or the market value of the security; or non-volitional on the part of the Access Person; or clearly not related economically to the securities to be acquired, disposed of or held by the Trust; or in light of all relevant facts and circumstances, otherwise not disadvantageous to the Trust.

         D. No Access Person shall acquire direct or indirect beneficial ownership of an unregistered security issued in a Limited Offering without obtaining the prior written approval of the President of the Trust.


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         E.       No Access Person shall acquire direct or indirect beneficial ownership of, or otherwise purchase, securities issued during an Initial Public Offering without the prior written approval of the President.

         F. If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that such person or an affiliate of such person is unable to comply with certain provisions of the Code, such Access Person shall so advise the President of the Trust in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such Access Person believes such person is unable to comply with any such provisions. The President of the Trust may, in his discretion, exempt such Access Person or an affiliate of such person from any such provisions, if the President of the Trust shall determine that the services of such Access Person are valuable to the Trust and the failure to grant such exemption is likely to cause such Access Person to be unable to render services to the Trust. Any Access Person granted an exemption (including, an exception for an affiliate of such person), pursuant to this Section shall, within three business days after engaging in a purchase or sale of a security held or to be acquired by a client, furnish the President of the Trust with a written report concerning such transaction, setting forth the information specified in Section hereof.

VI.      REPORTING PROCEDURES

         A. Except as provided by Section VI.E hereof, every Access Person shall report to the President of the Trust the information described in Sections VI.B and VI.C hereof with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (whether or not such security is a security held or to be acquired by a client); provided, however, that any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         B. Initial Holdings Report. Each Access Person, within ten days of becoming an Access Person, shall report to the Trust, the following information, in the form of Appendix A hereto:

                  1. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became and Access Person; and

                  3. The date that the report is submitted by the Access Person.


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         C.       Quarterly Transactions Report. Every report required to be made pursuant to Section VI.A hereof shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be in the form of Appendix B hereto, and shall contain the following information:

                  1. With Respect to Transactions During the Quarter In Covered Securities:

                           a) The date of transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                           b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           c)       The price at which the transaction was
                                    effected; and

                           d) The name of the broker, dealer or bank with or through which the transaction was effected.

                           e) The date that the report is submitted by the Access Person.

                  2.       With Respect to Accounts In Which Any Securities Were
                           Held:

                           a) The name of the broker, dealer or bank with whom the Access Person established the account;

                           b)       The date the account was established; and

                           c) The date that the report is submitted by the Access Person.

         D. Annual Holdings Report. Access Persons must report the following information to the Trust on an annual basis no later than 20 calendar days after December 31 of each year:

                  1. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial interest;

                  2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  3. The date that the report is submitted by the Access Person.

                  In the event that no securities are held as of December 31, the report should specify that securities were not held as of such date. This report should include all securities and other financial property , including book entry shares held at companies, broker/dealers, investment advisers or other institutions and



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                  physically issued certificates held in a safe deposit box, at one's home, or in the trust department of a bank or trust company.

         E. Notwithstanding the provisions of Sections V.D, V.E, VI.A and VI.C hereof,

                  1. No person shall be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

                  2. A Trustee of the Trust who is not an interested person of the Trust and who would be required to report solely by reason of being a Trustee of the Trust is not required to make:

                  a) An Initial Holdings Report under Section VI.B or an Annual Holdings Report under Section VI.D; and

                  b) A Quarterly Transactions Report under Section VI.C, unless the Trustee knew, or in the ordinary course of fulfilling his or her official duties as a Trustee of the Trust, should have known that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, the Trust purchased or sold the Covered Security, or the Trust or its Investment Adviser considered purchasing or selling the Covered Security.

                  3. A Trustee of the Trust who is not an interested person of the Trust and who would be required to pre-clear transactions solely by reason of being a Trustee of the Trust is not required to obtain any such pre-clearance.

                  4. No report is required from an Access Person of a transaction in an investment company registered under the ICA.

                  5. No Quarterly Transactions Report is required from an Access Person of the Trust if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust, its Investment Adviser, Administrator or its Principal Underwriter with respect to that Access Person, if all of the information required to be contained in the Quarterly Transactions Report is contained in such broker trade confirmations or account statements that are received within ten days after the end of the calendar quarter.

VII.     REVIEW PROCEDURES

         A. The reports submitted by Access Persons pursuant to Section VI.C hereof shall be reviewed at least quarterly by the President of the Trust, or such other persons or committees as shall be designated by the Board of Trustees, in order to monitor compliance with this Code of Ethics. The President shall report all failures to comply with this Code of Ethics to the Board of Trustees.



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         B.       If it is determined by the Board of Trustees that a violation of this Code of Ethics has occurred and that the person violating this Code of Ethics has purchased or sold a security at a more advantageous price than that obtained by the Trust, such person shall be required to offer to sell to or purchase from the Trust, as the case may be, such security at the more advantageous price. If this cannot be consummated, then the Board of Trustees shall take such other course of action as it may deem appropriate. With respect to any violation of this Code of Ethics, the Board of Trustees may take any preventive, remedial or other action which it may deem appropriate. In determining whether or not there has been, or may be, a conflict of interest between the Trust and any person subject to this Code of Ethics, the Board of Trustees shall consider all of the relevant facts and circumstances.

         C. At least annually, the Trust shall furnish to the Board of Trustees a written report that:

                  1. Describes any issues arising under this Code of Ethics or procedures adopted in furtherance thereof, including but not limited to, any information about material violations of this Code of Ethics, procedures adopted in furtherance thereof, and sanctions impose in response to such material violations; and

                  2. Certifies that the Trust has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

         D. The records created and maintained under this Code of Ethics shall be maintained as follows:

                  1. A copy of each Code of Ethics for the Trust, its investment adviser(s) and its principal underwriter in effect at any time in the last five years must be maintained in an easily accessible place.

                  2. A copy of any records of violations of the Code of Ethics or any action taken as a result of a violation must be maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs.

                  3. All Initial Holdings Reports, Quarterly Transactions Reports and Annual Holdings Reports from Access Persons, and all reports from the Trust, its investment adviser(s) and its principal underwriter, shall be maintained for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.

                  4. A record of all persons currently or within the past five years who are or were required to make reports and persons designated to review the reports required under this Code of Ethics shall be maintained in an easily accessible place for at least five years.



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


                  5. All approvals of the purchase of securities in an Initial Public Offering or Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.




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                                                                       EXHIBIT A


         LIST OF ACCESS PERSONS REQUIRED TO REPORT UNDER CODE OF ETHICS



            THE PRESIDENT IS DESIGNATING THE FOLLOWING INDIVIDUAL AS
 COMPLIANCE OFFICER FOR PURPOSE OF REVIEWING COMPLIANCE WITH THE CODE OF ETHICS

                                 Jeffrey Hanson




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


                        MILESTONE CAPITAL MANAGEMENT L.P.

                                 CODE OF ETHICS

         WHEREAS, MILESTONE CAPITAL MANAGEMENT (the "Company") is a registered investment Adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

         WHEREAS, the Company is the investment adviser to The Milestone Funds (the "Trust") which is a registered investment company under the Investment Company Act of 1940, as amended (the "ICA"") and presently consists of one portfolio, the Treasury Obligations Portfolio (the "Fund"); and

         WHEREAS, Rule 17j-1 under the ICA requires the Company to adopt a Code of Ethics;

         WHEREAS, the purpose of Rule 17j-1 is to prevent affiliated persons of the Company in connection with the purchase or sale of a security held or to be acquired by the Trust from (i) employing any device, scheme or artifice to defraud the Trust; (ii) making any untrue statements of material fact to the Trust or omitting to state a material fact necessary in order to make the statements made to the Trust, in light of the circumstances under which they are made, not misleading; (iii) engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on the Trust; (iv) or engaging in any manipulative practice with respect to the Trust;

         NOW, THEREFORE, the Company hereby adopts this Code of Ethics as of this 7th day of October, 2002, superseding the Code of Ethics adopted by the Trust as of the 11th day of February, 2000.

I.       DEFINITIONS

         For purposes of this Code of Ethics the following terms shall have the meanings set forth below:

         A. "Access Person" means any director(1), officer, or advisory person of the Company provided, however, that any persons who are access persons of any administrator or principal underwriter for the Trust and who reports his or her securities transactions to such administrator or principal underwriter in accordance with

--------
(1) This Code of Ethics in places refers to directors. The definition of "director" in Section 2(a)(12) of the 1940 Act includes any director of a corporation or any person performing similar functions, including "any natural person who is a member of aboard of trustees of a management company created as a common-law trust". For convenience, in this memorandum the term "director" also refers to "trustee", and the term "board of directors" also refers to "board of trustees".

                  Rule 17j-1 of the ICA, shall not be deemed an access person for the purpose of this Code.


         B.       "Advisory Person" means

                  1. any employee of the Company (or of any entity in a control relationship with the Company as defined in Section I.E hereof) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information (other than publicly available information) regarding the purchase or sale of Covered Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  2. any natural person directly or indirectly owning, controlling, or holding with power to vote, 25% or more of the outstanding voting securities of the Company who obtains information (other than publicly available information) concerning recommendations made by the Company with regard to the purchase or sale of a security.

         C.       "Affiliated Persons" or "Affiliates" means

                  1. any employee or Access Person of the Company, and any member of the immediate family (defined as spouse, child, mother, father, brother, sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

                  2. any account for which any of the persons described in C(1) above is a custodian, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice; and

                  3. any partnership, corporation, joint venture, trust or other entity in which any employee of the Company or Access Person of the Company directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

         D. "Beneficial ownership of a security" by any person includes securities held by: (a) a spouse, minor children or relatives who share the same home with such person; (b) an estate for such person's benefit; (c) a trust, of which (i) such person is a trustee or such person or members of such person's immediate family have a vested interest in the income or corpus of the trust, or (ii) such person owns a vested beneficial interest, or (iii) such person is the settlor and such person has the power to revoke the trust without the consent of all the beneficiaries; (d) a partnership in which such person is a partner; (e) a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, director or 10% stockholder; (f) any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership; or (g) such person's spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or revest title in himself at once or at some future time. A beneficial owner of a security also includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or to direct the voting of such security, and investment power includes the power to dispose, or to direct the disposition of such security. A person is the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time within sixty (60) days.

         E. "Control" means the power to exercise a controlling influence over the management or policies of a corporation. Any person who owns beneficially, either directly or through one or more controlled corporations, more than 25% of the voting securities of a corporation shall be presumed to control such corporation.

         F. "Covered Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; provided, however, that "security" shall not mean securities issued or guaranteed by the Government of the United States, its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, or shares of registered open-end investment companies.

         G.       "Covered Security held or to be acquired" by the Trust means:

                  1. any security which, within the most recent fifteen (15) days,

                           a)       is or has been held by the Trust, or

                           b) is being or has been considered by the Company for purchase by the Trust; or

                  2. any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

         H. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

         I. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or 230.506] under the Securities Act of 1933.

         J. "Principal underwriter" of or for the Trust (unless the Trust becomes a closed-end company), or of any security issued by the Trust, means any underwriter who as principal purchases from the Trust, or pursuant to contract has the right (whether absolute or conditional) from time to time to purchase from the Trust, any security issued by the Trust for distribution, or who as agent for the Trust sells or has the right to sell any security issued by the Trust to a dealer or to the public or both, but does not include a dealer who purchases from the Trust through a principal underwriter acting as agent for such company.

         K. "Purchase or sale of a Covered Security" includes the writing of an option to purchase or sell a security.

II.      COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND PROCEDURES

         A. All employees shall have and maintain knowledge of and shall comply strictly with all applicable Federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

         B. Each employee will be given a copy of the Code of Ethics at the time of his or her employment and each Access Person is required to submit a statement at least annually that he or she has reviewed the Code of Ethics.

         C. All employees shall comply strictly with procedures established by the Company to ensure compliance with applicable Federal and state laws and regulations of governmental agencies and self-regulatory organizations. The employees shall not knowingly participate in, assist, or condone any acts in violation of any statute or regulation governing securities matters, nor any act which would violate any provision of this Code of Ethics, or any rules adopted thereunder.

         D. Each employee having supervisory responsibility shall exercise reasonable supervision over employees subject to his or her control, with a view to preventing any violation by such persons of applicable statutes or regulations, the Trust procedures or the provisions of this Code of Ethics or procedures adopted in furtherance thereof.

         E. Any employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of this Code of Ethics or procedures adopted in furtherance thereof have occurred shall report such evidence to the Compliance Officer of the Company.

III.     CONFIDENTIALITY OF TRANSACTIONS

         A. Information relating to the Company and Trust's portfolio and research and securities activities is confidential until publicly available. Whenever statistical information or research is supplied to or requested by the Trust, such information must not be disclosed to any persons other than persons designated by the Compliance Officer of the Company or the Board of Trustees of the Trust. If the Company or the Trust is considering a particular purchase or sale of a security, this must not be disclosed except to such duly authorized persons.

         B. Any employee authorized to place orders for the purchase or sale of securities on behalf of the Trust shall take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of securities for the account of the Trust will be so executed as to ensure that the nature of the transactions shall be kept confidential until the information is reported to the Securities and Exchange Commission or the Trust's shareholders in the normal course of business.

         C. If any employee of the Company or Access Person should obtain information concerning the Trust's portfolio (including, the consideration by the Company or the Trust of acquiring, or recommending any security for the Trust's portfolio), whether in the course of such person's duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person's services to the Company or the Trust to do so or such person is specifically authorized to do so by the Compliance Officer of the Company.

IV.      ETHICAL STANDARDS

         A. Every employee, in making any investment recommendation or taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendations or action.

         B. No employee shall undertake independent practice for compensation in competition with the Company.

         C. The employees of the Company and Access Persons and their respective affiliates, shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest, or the appearance of a conflict of interest, with the Company or which may be otherwise detrimental to the interests of the Company.

         D. An employee having discretion as to the selection of broker-dealers to execute securities transactions for the Trust shall select broker-dealers solely on the basis of the services provided directly or indirectly by such broker-dealers to the Trust.

                  An employee shall not, directly or indirectly, receive a fee or commission from any source in connection with the sale or purchase of any security for the Trust.

         E. In addition, the Company shall take all actions reasonably calculated to ensure that they engage broker-dealers to transact business with the Trust whose partners, officers and employees, and their respective affiliates, will conduct themselves in a manner consistent with the provisions of this
                  Section IV.

         F. Conflicts of interest generally result from a situation in which an individual has personal interests in a matter that is or may be competitive with his responsibilities to another person or entity (such as the Company or the Trust) or where an individual has or may have competing obligations or responsibilities to two or more persons or entities. In the case of the relationship between the Company or the Trust on the one hand, and its employees and Access Persons and their respective affiliates, on the other hand, such conflicts may result from the purchase or sale of securities for the account of the Trust and for the account of any affiliated person or from the purchase or sale for the account of the Trust of securities in which an Access Person or employee of the Company or the Trust, or his or her affiliates, has an interest. In these cases, all potential or actual conflicts must be disclosed and the first preference and priority must be to avoid such conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner not disadvantageous to the client.

V.       ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS

         A. No Access Person shall recommend to, or cause or attempt to cause, the Trust to acquire, dispose of, or hold any security (including, any option, warrant or other right or interest relating to such security) which such Access Person or an affiliate of such Access Person has direct or indirect beneficial ownership unless the Access Person shall first disclose in writing to the Compliance Officer all facts reasonably necessary to identify the nature of the ownership of such Access Person or his or her affiliate in such security.

         B. No Access Person shall knowingly purchase or sell any security which said person intends to recommend for purchase or sale by the Trust until the Trust has completed all of its intended trades in said security.

         C. No Access Person or affiliate of such Access Person shall engage in a purchase or sale of a security (including, any option, warrant or other right or interest relating to such security), other than on behalf of the Trust, with respect to any security held or to be acquired by the Trust, unless such transaction is: only remotely potentially harmful to the Trust because it would be unlikely to affect trading in or the market value of the security; or non-volitional on the part of the Access Person; or clearly not related economically to the securities to be acquired, disposed of or held by the Trust; or in light of all relevant facts and circumstances, otherwise not disadvantageous to the Trust.

         D. No Access Person shall acquire direct or indirect beneficial ownership of an unregistered security issued in a Limited Offering without obtaining the prior written approval of the Compliance Officer of the Company.

         E. No Access Person shall acquire direct or indirect beneficial ownership of, or otherwise purchase, securities issued during an Initial Public Offering without the prior written approval of the Compliance Officer of the Company.

         F. If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that such person or an affiliate of such person is unable to comply with certain provisions of the Code, such Access Person shall so advise the Compliance Officer of the Company in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such Access Person believes such person is unable to comply with any such provisions. The Compliance Officer of the Company may, in his discretion, exempt such Access Person or an affiliate of such person from any such provisions, if the Compliance Officer of the Company shall determine that the services of such Access Person are valuable to the Company or the Trust and the failure to grant such exemption is likely to cause such Access Person to be unable to render services to the Company or the Trust. Any Access Person granted an exemption (including, an exception for an affiliate of such person), pursuant to this Section shall, within three business days after engaging in a purchase or sale of a security held or to be acquired by a client, furnish the Compliance Officer of the Company with a written report concerning such transaction, setting forth the information specified in Section hereof.

VI.      REPORTING PROCEDURES

         A. Except as provided by Section VI.E hereof, every Access Person shall report to the Compliance Officer of the Company the information described in Sections VI.B and VI.C hereof with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (whether or not such security is a security held or to be acquired by a client); provided, however, that any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         B. Initial Holdings Report. Each Access Person, within ten days of becoming an Access Person, shall report to the Company, the following information, in the form of Appendix A hereto:

                  1. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became and Access Person; and

                  3. The date that the report is submitted by the Access Person.

         C. Quarterly Transactions Report. Every report required to be made pursuant to Section VI.A hereof shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall be in the form of Appendix B hereto, and shall contain the following information:

                  1. With Respect to Transactions During the Quarter In Covered
                  Securities:

                           a) The date of transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                           b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           c)       The price at which the transaction was
                                    effected; and

                           d) The name of the broker, dealer or bank with or through which the transaction was effected.

                           e) The date that the report is submitted by the Access Person.

                  2. With Respect to Accounts In Which Any Securities Were Held:

                           a) The name of the broker, dealer or bank with whom the Access Person established the account;

                           b)       The date the account was established; and

                           c) The date that the report is submitted by the Access Person.

         D. Annual Holdings Report. Access Persons must report the following information to the Trust on an annual basis no later than 20 calendar days after December 31 of each year:

                  1. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial interest;

                  2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  3. The date that the report is submitted by the Access Person.

                  In the event that no securities are held as of December 31, the report should specify that securities were not held as of such date. This report should include all securities and other financial property , including book entry shares held at companies, broker/dealers, investment advisers or other institutions and physically issued certificates held in a safe deposit box, at one's home, or in the trust department of a bank or trust company.

         E. Notwithstanding the provisions of Sections V.D, V.E, VI.A and VI.C hereof,

                  1. No person shall be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

                  2. A Trustee of the Trust who is not an interested person of the Trust and who would be required to report solely by reason of being a Trustee of the Trust is not required to make:

                           a) An Initial Holdings Report under Section VI.B or an Annual Holdings Report under
                                    Section VI.D; and

                           b)       A Quarterly Transactions Report under
                                    Section VI.C, unless the Trustee knew, or in the ordinary course of fulfilling his or her official duties as a Trustee of the Trust, should have known that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, the Trust purchased or sold the Covered Security, or the Trust or its Investment Adviser considered purchasing or selling the Covered Security.

                  3. A Trustee of the Trust who is not an interested person of the Trust and who would be required to pre-clear transactions solely by reason of being a Trustee of the Trust is not required to obtain any such pre-clearance.

                  4. No report is required from an Access Person of a transaction in the shares of an investment company registered under the ICA.

                  5. No Quarterly Transactions Report is required from an Access Person of the Trust if the report would duplicate information contained in broker trade confirmations or account statements received by the Company, if all of the information required to be contained in the Quarterly Transactions Report is contained in such broker trade confirmations or account statements that are received within ten days after the end of the calendar quarter.

VII.     REVIEW PROCEDURES

         A. The reports submitted by Access Persons pursuant to Section VI.C hereof shall be reviewed at least quarterly by the Compliance Officer of the Company.

         B. If it is determined by the Compliance Officer that a violation of this Code of Ethics has occurred and that the person violating this Code of Ethics has purchased or sold a security at a more advantageous price than that obtained by the Trust, such person shall be required to offer to sell to or purchase from the Trust, as the case may be, such security at the more advantageous price. If this cannot be consummated, then the Compliance Officer shall take such other course of action as the Compliance Officer may deem appropriate. With respect to any violation of this Code of Ethics, the Compliance Officer may take any preventive, remedial or other action which it may deem appropriate. In determining whether or not there has been, or may be, a conflict of interest between the Company or the Trust and any person subject to this Code of Ethics, the Compliance Officer shall consider all of the relevant facts and circumstances.

         C. At least annually, the Company shall furnish to the Board of Trustees of the Trust a written report that:

                  1. Describes any issues arising under this Code of Ethics or procedures adopted in furtherance thereof, including but not limited to, any information about material violations of this Code of Ethics, procedures adopted in furtherance thereof, and sanctions impose in response to such material violations; and

                  2. Certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

         D. The records created and maintained under this Code of Ethics shall be maintained as follows:

                  1. A copy of each Code of Ethics for the Company in effect at any time in the last five years must be maintained in an easily accessible place.

                  2. A copy of any records of violations of the Code of Ethics or any action taken as a result of a violation must be maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs.

                  3. All Initial Holdings Reports, Quarterly Transactions Reports and Annual Holdings Reports from Access Persons, and all reports from the Trust, its investment adviser(s) and its principal underwriter, shall be maintained for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.

                  4. A record of all persons currently or within the past five years who are or were required to make reports and persons designated to review the reports required under this Code of Ethics shall be maintained in an easily accessible place for at least five years.

                  5. All approvals of the purchase of securities in an Initial Public Offering or Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

                                                                       EXHIBIT A


         LIST OF ACCESS PERSONS REQUIRED TO REPORT UNDER CODE OF ETHICS
         --------------------------------------------------------------

                              Janet Tiebout Hanson
                                 Jeffrey Hanson
                                Colleen Yachimski
                                   Rifki Zable


            THE PRESIDENT IS DESIGNATING THE FOLLOWING INDIVIDUAL AS
 COMPLIANCE OFFICER FOR PURPOSE OF REVIEWING COMPLIANCE WITH THE CODE OF ETHICS
 ------------------------------------------------------------------------------

                                 Jeffrey Hanson